Q2 2014 Earnings Presentation 0 August 6, 2014

I. Introduction Chris Bradshaw, EVP and CFO II. Operational Highlights Sten Gustafson, Chief Executive Officer III. Financial Review Chris Bradshaw, EVP and CFO IV. Closing Remarks Sten Gustafson, Chief Executive Officer V. Questions & Answers Q2 2014 Earnings Call Agenda 1

2 This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical nature of, the offshore oil and gas industry; the Company’s dependence on oil and gas exploration and development activity in the areas where the Company operates; fluctuations in worldwide prices of and demand for oil and natural gas; the ability to successfully expand into other geographic and helicopter service markets; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the requirement to engage in competitive processes or expend significant resources with no guaranty of recoupment; inherent risks in operating helicopters; the failure to maintain an acceptable safety record; the grounding of all or a portion of our fleet for extended periods of time or indefinitely; reduction or cancellation of services for government agencies; reliance on a small number of helicopter manufacturers and suppliers; political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation; declines in the global economy and financial markets; foreign currency exposure and exchange controls; credit risk exposure; the ongoing need to replace aging helicopters; the Company’s reliance on the secondary used helicopter market to dispose of older helicopters; the Company’s reliance on a small number of customers; allocation of risk between the Company and its customers; liability, legal fees and costs in connection with providing emergency response services; risks associated with the Company’s debt structure; operational and financial difficulties of the Company’s joint ventures and partners; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; adverse weather conditions and seasonality; adequacy of insurance coverage; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; the effect of the Spin-off, including the ability of the Company to recognize the expected benefits from the Spin-off and the Company’s dependence on SEACOR’s performance under various agreements; and various other matters and factors included in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other SEC filings. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes disclosure of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the fair market value (FMV) of the Company’s owned helicopters plus the book value of the Company’s other assets less the Company’s liabilities. The Company derives FMV from observable market data if available and may require utilization of estimates, application of significant judgment and assistance of valuation specialists. In some cases, FMV is obtained from third party analysts. There is no assurance that FMV of an asset represents the amount that Era could obtain from an unaffiliated third party in an arm’s length sale of the asset. Cautionary Statement Regarding Forward Looking Statements

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income, interest expense and interest expense on advances from SEACOR), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not consider certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of our results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA and Adjusted EBITDA is included in this presentation. Non-GAAP Financial Measures Reconciliation

4 Operational Highlights

5 Compared to Prior Year Quarter • Record Q2 operating revenues of $86.6mm represent a 17% increase over the prior year quarter ̶ Total increase of $12.3mm primarily due to strong results from our U.S. Gulf of Mexico operations ̶ Partially offset by lower revenues from dry-leasing activities and the conclusion of an international operating contract in Uruguay • Net income attributable to Era Group Inc. of $5.2mm, or $0.26 per diluted share, compared to $5.1mm, or $0.25 per diluted share, in the prior year quarter ̶ Increase despite a $1.3mm decrease in gains on asset dispositions compared to Q2 2013 and a pre-tax $2.5mm impairment charge representing a reserve against a note receivable ̶ Excluding the impairment charge, net income would have been $6.7mm, or $0.33 per diluted share ̶ Q2 2014 results included $3.1mm of gains compared to $4.5mm of gains in Q2 2013 • Operating income, which is not burdened by the impairment charge, increased by 26% over the prior year quarter • Excluding the impact of gains on assets dispositions, Adjusted EBITDA, which also excludes the aforementioned impairment charge, increased 19% over the prior year quarter Compared to Sequential Quarter • Operating revenues increased $7.1mm, or 9%, from Q1 2014 primarily due to normal seasonal factors, such as the start of flightseeing and firefighting activities in Alaska and longer daylight hours for oil and gas operations in Alaska and the Gulf of Mexico ̶ Partially offset by lower international revenues and fewer SAR missions • Net income attributable to Era Group Inc. increased $0.8mm despite the impairment charge • Operating income and Adjusted EBITDA increased $3.5mm and $3.8mm, respectively ̶ Improvement due to increased activity and margin expansion Q2 2014 Highlights

6 • Q2 operating revenues from oil and gas activities of $61.2mm ̶ 25% increase from Q2 2013 ̶ 8% increase from Q1 2014 • U.S. Gulf of Mexico operating revenues of $51.7mm ̶ 35% increase from Q2 2013 primarily due to the resumption of operations of the EC225 heavy helicopters, higher rates for medium helicopters, and increased activity for single-engine helicopters ̶ 5% increase from Q1 2014 primarily due to increased flight hours • Alaska operating revenues of $9.3mm ̶ Flat relative to Q2 2013 ̶ 50% increase from Q1 2014 due to seasonality • International operating revenues of $0.2mm ̶ Uruguay contract ended in March 2014 Oil and Gas

7 • Dry-leasing revenues of $11.5mm in Q2 2014 ̶ 12% decrease from Q2 2013 due to fewer helicopters on dry-lease ̶ 5% increase from Q1 2014 ̶ Revenues from Aeróleo and a customer in India continue to be recognized on a cash receipts basis due to liquidity issues experienced by both customers • Search and rescue revenues of $5.1mm in Q2 2014 ̶ 47% increase from Q2 2013 due to the addition of new subscribers and a third SAR helicopter being placed into service ̶ 17% decrease from Q1 2014 primarily due to fewer SAR missions • Air medical revenues of $3.1mm in Q2 2014 ̶ Unchanged relative to Q2 2013 and Q1 2014 • Flightseeing revenues of $2.9mm in Q2 2014 ̶ 5% increase from Q2 2013 due to higher rates • FBO revenues increased 3% and 1% relative to Q2 2013 and Q1 2014, respectively, due to higher fuel sales Other Service Lines

8 C ur re nt O rd er B oo k O pt io ns Delivery Class Type Number Remaining Amount Firm Cancellable 2014 Heavy AW189 3 $35.8 – 2015 Heavy AW189 2 $14.1 $16.6 2015 Heavy S92 1 $17.2 – 2016 Heavy AW189 3 – $51.0 2016 Heavy S92 2 $51.3 – 2017 Heavy AW189 2 – $34.7 2017 Heavy S92 1 $26.4 – TBD Light Twin AW169 5 – $43.0 19 $144.8 $145.3 Note: Capital commitments shown by year of scheduled helicopter delivery (not year in which cash is spent); US$mm estimates as of 6/30/14 Class Type Number Remaining Amount Firm Cancellable Heavy AW189 10 – $171.7 Heavy S92 5 – $175.5 Medium AW139 4 – $52.5 19 – $399.7 Helicopter Order and Options Book

9 • Lake Palma, S.L. (“Lake Palma”) was a joint venture owned 51% by Era and 49% by Fumigacion Aerea Andaluza S.A. (“FAASA”), a Spain-based firefighting operator ̶ Lake Palma owns seven A119 single engine helicopters which it dry-leases to FAASA for firefighting operations in Spain and Chile ̶ As an unconsolidated subsidiary, Lake Palma’s results have been reported in the Equity Earnings line on Era’s financial statements ̶ The Equity Earnings contribution from Lake Palma was $0.4mm in FY2013 and $0.5mm in the first six months of 2014 • Effective July 24, 2014, we sold our 51% interest in Lake Palma to FAASA for total consideration of $9.2mm ($2.9mm in assigned debt and $6.3mm in cash proceeds) ̶ We expect to record a book gain of $2.3mm in Q3 2014 ̶ Pro forma for the transaction, Era’s total fleet count as of 6/30/14 would have declined from 166 to 159 helicopters ̶ After giving effect for the transaction, Era still has 10 helicopters on dry-lease in Spain • Transaction Rationale ̶ JV partner was the natural buyer for these assets and presented an attractive offer ̶ Cash proceeds represent a premium to Era’s proportionate share of the fair market value of the helicopters ̶ While the JV has not been a cash tax payer to date due to the depreciation shield associated with the assets, it was expected to start paying cash taxes in 2015 Monetization of Lake Palma Investment

10 Financial Review

11 Three Months Ended June 30, 2014 2013 $ Change % Variance ($000s) Operating revenues 86,580$ 74,237$ 12,343$ 17% Operating expenses 54,679 46,945 7,734 (16%) G&A expenses 10,065 9,545 520 (5%) Depreciation 11,425 11,431 (6) 0% Gains on asset dispositions 3,139 4,476 (1,337) (30%) Operating income 13,550 10,792 2,758 26% Interest income 143 150 (7) (5%) Interest expense (3,840) (4,613) 773 17% SEACOR management fees - - - n/m Derivative gains (losses), net (11) 21 (32) n/m Note Receivable Impairment (2,457) - (2,457) n/m Foreign currency gains, net 21 315 (294) (93%) Other, net 13 9 4 44% Income tax expense (2,759) (2,398) (361) (15%) Equity in earnings, net 536 674 (138) (20%) Net income 5,196$ 4,950$ 246$ 5% Net loss attributable to NCI in subsidiary 25 105 (80) (76%) Net income attributable to Era Group Inc. 5,221$ 5,055$ 166$ 3% Adjusted EBITDA 25,534$ 23,242$ 2,292$ 10% % Margin 29% 31% Adjusted EBITDA Excluding Gains 22,395$ 18,766$ 3,629$ 19% % Margin 26% 25% Period Over Period Comparison

12 Three Months Ended 30-Jun 31-Mar $ Change % Variance ($000s) Operating revenues 86,580$ 79,443$ 7,137$ 9% Operating expenses 54,679 49,640 5,039 (10%) G&A expenses 10,065 11,334 (1,269) 11% Depreciation 11,425 11,287 138 (1%) Gains on asset dispositions 3,139 2,891 248 9% Operating income 13,550 10,073 3,477 35% Interest income 143 145 (2) (1%) Interest expense (3,840) (3,753) (87) (2%) SEACOR management fees - - - n/m Derivative losses, net (11) (30) 19 63% Note Receivable Impairment (2,457) - (2,457) n/m Foreign currency gains (losses), net 21 (57) 78 n/m Other, net 13 - 13 n/m Income tax expense (2,759) (2,503) (256) (10%) Equity in earnings, net 536 499 37 7% Net income 5,196$ 4,374$ 822$ 19% Net loss attributable to NCI in subsidiary 25 71 (46) (65%) Net income attributable to Era Group Inc. 5,221$ 4,445$ 776$ 17% Adjusted EBITDA 25,534$ 21,772$ 3,762$ 17% % Margin 29% 27% Adjusted EBITDA Excluding Gains 22,395$ 18,881$ 3,514$ 19% % Margin 26% 24% Sequential Quarter Comparison

13 • Era continues to generate substantial free cash flow before growth capex • Flexibility to deploy capital for attractive opportunities ̶ growth via organic capex or strategic acquisitions ̶ return of capital to shareholders • Existing capital commitments can be funded via combination of cash-on-hand, cash flow from operations and temporary borrowings under our revolving credit facility June 30, 2014 ($000s) Cash and cash equivalents $14,940 Credit facility $55,000 Promissory notes 28,819 Total secured debt $83,819 7.750% Senior Notes $200,000 Total debt $283,819 Net debt $268,879 Shareholders' Equity $448,869 Total capitalization $732,688 Total Debt / Adjusted EBITDA 3.2x Adjusted EBITDA / Interest Expense 5.7x Net Debt / Net Capitalization 37% Total Debt / Total capitalization 39% Available under credit facility $244,325 Capitalization and Financial Policy

14 Net Asset Value $15 $20 $25 $30 $35 $40 $45 $50 01/22/13 04/22/13 07/22/13 10/22/13 01/22/14 04/22/14 07/22/14 NAV per Share (excl. deferred taxes) Stock Price NAV per Share (net of deferred taxes) Book Value per Share

15 Appendix

16 Owned Joint Ventured Leased-In Managed Total Average Age(a) Heavy: EC225 9 – – – 9 4 Total Heavy 9 – – – 9 Medium: AW139 37 1 – – 38 4 B212 9 – – – 9 36 B412 6 – – – 6 33 S76 A/A++ 2 – – – 2 24 S76 C+/C++ 5 – – 1 6 7 Total Medium 59 1 – 1 61 Light – twin engine: A109 7 – – 2 9 8 BK-117 – – 2 1 3 N/A EC135 17 – 2 1 20 6 EC145 3 – – 2 5 6 Total Light – twin engine 27 – 4 6 37 Light – single engine: A119 17 7 – – 24 8 AS350 35 – – – 35 17 Total Light – single engine 52 7 – – 59 Total Helicopters 147 8 4 7 166 12 Notes: As of 6/30/14. Excludes one AW139 helicopter that was fully paid for and delivered in May 2014 but not yet operational as of June 30, 2014; also excludes orders and options. Effective July 24, 2014, we sold our 51% interest in Lake Palma, which owns the seven A119 helicopters listed as joint-ventured above. (a) Average for owned fleet Fleet Overview

17 Notes: 1) NAV calculation only includes fair market value of helicopters that we own; it does not include any value for leased-in or managed helicopters that we operate 2) Helicopter fair market values based on annual desktop appraisal performed by Ascend Worldwide; new helicopters delivered subsequent to the last appraisal are reflected at gross cost NAV per Share Calculation (as of 6/30/2014) (in million, except share data) + FMV of Helicopters 950$ + NBV of Other PP&E 134 + Working Capital 63 + Other Net Tangible Assets 49 - Long-term Debt (281) - Deferred Taxes (214) Net Asset Value 700$ Diluted Share Count 20.4 NAV per Share (excl. Deferred Taxes) 44.74$ NAV per Share (incl. Deferred Taxes) 34.34$

18 (a) Primarily oil and gas services, but also includes revenues from activities such as firefighting and utility support Operating Revenues by Line of Service Three Months Ended ($000s) 30-Jun-14 31-Mar-14 31-Dec-13 30-Sep-13 30-Jun-13 Oil and gas:(a) U.S. Gulf of Mexico $51,715 $49,141 $45,435 $40,503 $38,443 Alaska 9,305 6,197 6,885 14,003 9,398 International 173 1,245 1,228 1,248 1,278 Total oil and gas $61,193 $56,583 $53,548 $55,754 $49,119 Dry-Leasing 11,466 10,876 11,566 10,376 13,074 Search and rescue 5,095 6,152 5,417 4,614 3,466 Air medical services 3,137 3,091 3,135 3,288 3,131 Flightseeing 2,946 – – 4,390 2,794 FBO 2,858 2,842 2,434 2,671 2,782 Eliminations (115) (101) (102) (96) (129) $86,580 $79,443 $75,998 $80,997 $74,237

19 Note: Does not include hours flown by helicopters in our dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues from activities such as firefighting and utility support Flight Hours by Line of Service Three Months Ended 30-Jun-14 31-Mar-14 31-Dec-13 30-Sep-13 30-Jun-13 Oil and gas:(a) U.S. Gulf of Mexico 11,065 9,447 10,304 10,003 9,676 Alaska 1,122 682 895 2,860 1,405 International – 57 62 60 48 Total oil and gas 12,187 10,186 11,261 12,923 11,129 Search and rescue 258 382 305 299 208 Air medical services 1,100 951 1,059 1,224 1,016 Flightseeing 1,080 – – 1,744 1,134 14,625 11,519 12,625 16,190 13,487

Era GROUP INC.

Financial Highlights

($ millions)	Fiscal Year 2009	2010	2011	2012	2013	3 Mos. Ended June 30, 2014	2013
Revenue	$ 235.7	$ 235.4	$ 258.1	$ 272.9	$ 299.0	$ 86.6	$ 74.2
Operating Expenses	148.0	147.2	162.7	167.2	186.6	54.7	46.9
G&A	21.4	25.8	31.9	34.8	38.9	10.1	9.5
Depreciation	37.3	43.4	42.6	42.5	45.6	11.4	11.4
Gains on Asset Dispositions	0.3	0.8	15.2	3.6	18.3	3.1	4.5
Operating Income	29.3	19.8	36.1	32.0	46.2	13.6	10.8
Other Income (Expense):							
Interest Income	0.1	0.1	0.7	0.9	0.6	0.1	0.2
Interest Expense	-	(0.1)	(1.4)	(10.6)	(18.1)	(3.8)	(4.6)
Intercompany Interest	(20.3)	(21.4)	(23.4)	-	-	-	-
Derivative Gains (Losses)	0.3	(0.1)	(1.3)	(0.5)	(0.1)	(0.0)	0.0
Note Receivable Impairment	-	-	-	-	-	(2.5)	-
Foreign Currency Transactions	1.4	(1.5)	0.5	0.7	0.7	0.0	0.3
SEACOR Corporate Charges	(5.5)	(4.6)	(8.8)	(2.0)	(0.2)	-	-
All Other Income or Expense	-	-	-	-	-	0.0	0.0
	(24.0)	(27.6)	(33.7)	(11.5)	(17.1)	(6.1)	(4.1)
Income before Taxes and Equity Earnings	5.3	(7.8)	2.4	20.5	29.1	7.4	6.7
Income Taxes	2.9	(4.3)	0.4	7.3	11.7	2.8	2.4
Income before Equity Earnings	2.4	(3.5)	2.0	13.2	17.4	4.7	4.3
Equity Earnings	(0.5)	(0.1)	0.1	(5.5)	0.9	0.5	0.7
Net Income	$ 1.9	$ (3.6)	$ 2.1	$ 7.7	$ 18.3	$ 5.2	$ 4.9
Adjusted EBITDA[(a)]	$ 67.9	$ 61.8	$ 82.2	$ 78.8	$ 95.3	$ 25.5	$ 23.2
Adjusted EBITDA Excluding Gains[(a)]	67.6	61.0	67.0	75.2	77.0	22.4	18.8

(a) See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Era GROUP INC.

Reconciliation of Non-GAAP Financial Measures

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results if we had not been a SEACOR subsidiary
- Effective as of the spin-off, Era pays SEACOR a fixed fee pursuant to the TSA. The initial annualized fee was $3.4 million. As Era transitions the functions covered by the TSA, the amount paid to SEACOR will be reduced
- Adjusted EBITDA reflects special items:
  - Non-recurring executive severance adjustments of $0.4 million, $4.2 million, and $0.7 million in FY 2010, 2011 and 2012, respectively
  - An adjustment for IPO related fees and expenses of $2.9 million in FY 2012
  - Impairment of our investment in Aeróleo in the first quarter of 2012 ($5.9 million)
  - A one-time charge related to operating leases on certain air medical helicopters in Q3 2013 of $2.0 million
  - A pre-tax impairment charge of $2.5 million in Q2 2014 representing a reserve against a note receivable

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					3 Mos. Ended June 30,	
(USD$ in thousands)	2009	2010	2011	2012	2013	2014	2013
Net Income (Loss)	1,839	(3,639)	2,108	7,747	18,304	5,196	4,950
Depreciation	37,358	43,351	42,612	42,502	45,561	11,425	11,431
Interest Income	(52)	(109)	(738)	(910)	(591)	(143)	(150)
Interest Expense	13	94	1,376	10,648	18,050	3,840	4,613
Interest Expense on Advances	20,328	21,437	23,410	-	-	-	-
Income Tax Expense (Benefit)	2,883	(4,301)	434	7,298	11,727	2,759	2,398
EBITDA	62,369	56,833	69,202	67,285	93,051	23,077	23,242
SEACOR Management Fees	5,481	4,550	8,799	2,000	168	-	-
Special Items	-	379	4,171	9,552	2,045	2,457	-
Adjusted EBITDA	67,850	61,762	82,172	78,837	95,264	25,534	23,242
Gains on Asset Dispositions, Net ("Gains")	(316)	(764)	(15,172)	(3,612)	(18,301)	(3,139)	(4,476)
Adjusted EBITDA Excluding Gains	67,534	60,998	67,000	75,225	76,963	22,395	18,766

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